EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
Advanced Insurance Coverages, Inc.	Florida
Agio Insurance Agency, Inc.	Montana
Artius, Inc.	Ohio
Aspen Investment Alliance, Inc.	Colorado
Avidyn Health, LLLP	Delaware
AVIDYN Holdings, Inc.	Delaware
Benefit Control Management, LLC	Texas
Benefit Planners Limited, L.L.P.	Texas
Benesight Insurance Agency of Massachusetts, Inc.	Delaware
Benesight, Inc.	Delaware
Benesight.com, Incorporated	Delaware
BHC Investments, Inc.*	Delaware
BP Inc.	Delaware
Cusick Enterprises Limited, L.L.P.	Texas
Cusick Management, LLC	Texas
Data-Chain Solutions, Inc.	Delaware
Data-Link Systems, LLC	Wisconsin
DirectComp Rx, Inc.	Delaware
EPSIIA Corporation	Texas
Fidelity Fullfillment Center, LLC	Delaware
Fiserv (ASPAC) Pte. Ltd	Singapore
Fiserv (Bejing) Technology Ltd	China
Fiserv (Europe) Ltd	England
Fiserv Argentina S.R.L.	Argentina
Fiserv Australia Pty Limited	New South Wales
Fiserv BP, Inc.	Wisconsin
Fiserv BPI, Inc.	Texas
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Colombia Limitada	Colombia
Fiserv Connecticut Sub, Inc.	Connecticut
Fiserv Costa Rica, S.A.	Costa Rica
Fiserv CSW, Inc.	Massachusetts
Fiserv Federal Systems, Inc.	Delaware
FIserv Fresno, Inc.	California
Fiserv FSC, Inc.	California
Fiserv Health, Inc.	Delaware
Fiserv Insurance Agency of Alabama, Inc.*	Alabama
Fiserv International (Barbados) Limited	Barbados
Fiserv Investment Support Services, Inc.	Colorado
Fiserv Investor Services, Inc.*	Delaware
Fiserv LeMans, Inc.	Delaware

*	Companies included in Discontinued Operations

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
Fiserv Mercosur, Inc.	Delaware
Fiserv PAR, Inc.	Wisconsin
Fiserv Polska Sp. z.o.o.	Poland
Fiserv San Juan, Inc.	Puerto Rico
Fiserv Securities, Inc.*	Delaware
Fiserv Solutions of Canada Inc.	Ontario
Fiserv Solutions, Inc.	Wisconsin
Fiserv Trust Company	Colorado
General American Corporation	Arizona
General American Corporation	Nevada
General American Corporation	Pennsylvania
General American Corporation of Alabama, L.L.C.	Alabama
General American Corporation of Maryland, Inc.	Maryland
General American Corporation South, Inc.	Florida
General American Corporation Title Agency, Inc.	Ohio
Harrington Benefit Services, Inc.	Delaware
ILS Services, LLC	Delaware
ILS Title Agency of Alabama, LLC	Alabama
ILS Title Agency, LLC	Delaware
IMS Direct, Inc.	Florida
Information Technology, Inc.	Nebraska
Innoviant Pharmacy, Inc.	Pennsylvania
Innoviant, Inc.	Delaware
Insurance Education Institute, Inc.	North Carolina
Insurance Management Solutions Group, Inc.	Florida
Insurance Management Solutions, Inc.	Florida
Intria Items Inc.	Ontario
ITI of Nebraska, Inc.	Nebraska
J.O. One, Ltd	Texas
Lenders Financial Services, LLC	California
LFS Realty, Inc.	California
National Flood Services, Inc.	Montana
ppoOne, Inc.	Delaware
Precision Computer Systems, Inc.	South Dakota
Precision Direct, Inc.	Washington
Preferred Health Arrangement Limited, L.L.P.	Texas
PT Fiserv Indonesia	Indonesia
RegEd Inc.	North Carolina
ReliaQuote, Inc.	Virginia

*	Companies included in Discontinued Operations

EXHIBIT 21 (continued)

SUBSIDIARIES OF THE REGISTRANT

Name under which Subsidiary does Business	State (Country) of Incorporation
RemitStream Solutions, LLC	Delaware
Results India Systems Private Limited	India
Results International Systems, Inc.	Ohio
RL Reserve, Inc.	Colorado
RSA Mortgage Solutions, Inc.	Delaware
RSA Solutions, Inc.	Delaware
Select Advisory Services, LLC*	Texas
Sheridan RE	Cayman Islands
The Freedom Group, Inc.	Iowa
Third Party Solutions, Inc.	Delaware
TradeStar Insurance Agency, Inc.*	Texas
TradeStar Investments, Inc.*	Delaware
Trust Industrial Bank	Colorado
USERS Incorporated	Maryland
Wausau Benefits, Inc.	Delaware
XP Systems Corporation	Minnesota

*	Companies included in Discontinued Operations